EXHIBIT 99

ADP Reports Fiscal 2014 Results; Provides Fiscal 2015 Guidance

For the Year, Revenues Rise 8%, Nearly all Organic EPS
From Continuing Operations Up 11%, 9% as Adjusted
Forecasting Fiscal 2015 Revenue Growth of 7% to 8%
Forecasting Fiscal 2015 EPS Growth of 11% to 13%, Compared With Adjusted $3.14 in Fiscal 2014

ROSELAND, N.J., July 31, 2014 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its fiscal 2014 financial results and provided its initial outlook for fiscal 2015. Highlights below:

Fiscal 2014 Highlights

  ADP reported 8% growth in revenues, nearly all organic, to $12.2 billion for the year.
  Pretax and net earnings from continuing operations increased 10% and 11%, respectively.
  As adjusted, pretax and net earnings from continuing operations both increased 8%.
  Diluted earnings per share from continuing operations of $3.11 increased 11% from $2.79 a year ago.
  As adjusted, diluted earnings per share from continuing operations of $3.14 increased 9% from adjusted $2.88 a year ago.
  ADP acquired 9.0 million shares of its stock for treasury at a cost of $679 million for the year.

Fourth Quarter Fiscal 2014 Highlights

  ADP reported 10% growth in revenues, 9% organic, to $3.1 billion for the quarter.
  Pretax and net earnings from continuing operations increased 24% and 29%, respectively.
  As adjusted, pretax and net earnings from continuing operations increased 15% and 14%, respectively.
  Diluted earnings per share from continuing operations of $0.60 increased 30% from $0.46 a year ago.
  As adjusted, diluted earnings per share from continuing operations of $0.63 increased 15% from adjusted $0.55 a year ago.
  During the quarter, RUN Powered by ADP® for small businesses crossed the 380,000 client mark, and ADP Workforce Now® for mid-sized businesses surpassed the 50,000 client mark, bringing ADP clients who now enjoy cloud-based solutions to over 430,000.

The above "As Adjusted" results exclude:

  Non-tax deductible costs totaling $15 million, or $0.03 per share, recorded in the fourth quarter of fiscal 2014 related to the planned spin-off of the Dealer Services business. These costs will be reported in discontinued operations upon completion of the spin-off; and
  A non-tax deductible $43 million, non-cash goodwill impairment charge, or $0.09 per share, recorded in the fourth quarter of fiscal 2013.

Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results that exclude these items. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

"ADP reported solid results for fiscal 2014, and we have demonstrated our focus and commitment to sustaining our position as a global leader of Human Capital Management through our product innovations and our decision to spin-off the Dealer Services business into its own independent, publicly-traded company," said Carlos Rodriguez, president and chief executive officer, ADP. "New business bookings growth of 7% was slightly below our expectations, but I am pleased that new business bookings totaled over $1.4 billion for the year as these new recurring revenues will contribute to future revenue growth. Additionally, our Employer Services worldwide client revenue retention improved to 91.4% for the year, which is an all-time high.  I believe that these results are evidence that our cloud-based solutions are resonating in the market."

"Each of our business segments posted good results for the year, driving solid revenue growth and particularly good pretax margin expansion," said Jan Siegmund, chief financial officer, ADP. "ADP returned over $1.5 billion in excess cash to shareholders in fiscal 2014 through dividends and share buybacks, and we remain committed to our shareholder friendly actions."

High-margin client interest revenues declined from a year ago and negatively impacted fourth quarter and full year revenue growth by 0.2 percentage points and 0.4 percentage points, respectively. This impact was due to a lower yield on the client funds portfolio, partially offset by growth in average client funds balances. This decline in client interest revenues was the primary driver of the lower contribution from the client funds extended investment strategy, which negatively impacted growth in pretax earnings from continuing operations in the fourth quarter and the full year by 1% and 3%, respectively. Pretax margin was negatively impacted 50 basis points in the fourth quarter and 80 basis points for the full year. Additionally, diluted earnings per share from continuing operations was negatively impacted $0.01, or 2% for the quarter, and $0.08, or 3% for the year.

Employer Services

Employer Services' revenues grew 8% for the fourth quarter, nearly all organic. For the year, revenues grew 8%, 7% organically. Worldwide client retention was flat for the fourth quarter compared with a year ago, but reached an all-time high for the year, increasing 0.1 percentage points to 91.4%. The number of employees on our clients' payrolls in the United States increased for the fourth quarter and the full year by 2.9% and 2.8% respectively, as measured on a same-store-sales basis for a subset of our clients' payrolls ranging from small to large businesses. Employer Services' pretax margin expanded 250 basis points for the fourth quarter and 150 basis points for the year driven by increased operating and sales efficiencies.

Combined worldwide new business bookings for Employer Services and PEO Services grew 5% for the fourth quarter and 7% for the full year. New business bookings represent annualized recurring revenues anticipated from new orders.

PEO Services

PEO Services' revenues increased 19% for the fourth quarter and 15% for the full year, all organic. PEO Services' pretax margin increased 70 basis points for the quarter and 20 basis points for the year driven primarily by increased operating and sales efficiencies. Average worksite employees paid by PEO Services increased 19% for the quarter to approximately 340,000, and 15% for the year to approximately 319,000.

Dealer Services

Dealer Services' revenues grew 8% for the fourth quarter, 7% organic. Revenues grew 7% for the year, nearly all organic. For both the quarter and the year, revenues benefited from an increase in new business installed and higher digital advertising revenues. Dealer Services' pretax margin improved 210 basis points for the quarter and 130 basis points for the year driven by increased operating efficiencies and the impact of certain non-recurring items.

Interest on Funds Held for Clients

The safety, liquidity and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

For the fourth quarter, interest on funds held for clients declined $5.5 million, or 5%, from $100.5 million a year ago to $95.1 million, due to a decline of about 20 basis points in the average interest yield to 1.7%, partially offset by an increase of 7% in average client funds balances from $20.4 billion to $21.8 billion.

For the full year, interest on funds held for clients declined $47.2 million, or 11%, from $420.9 million a year ago to $373.7 million, due to a decline of about 40 basis points in the average interest yield to 1.8%, partially offset by an increase of 8% in average client funds balances from $19.2 billion to $20.7 billion.

Dealer Services Spin-off

As previously announced on April 10, 2014, ADP plans to spin-off its Dealer Services business into an independent publicly-traded company. The transaction is structured as a tax-free spin-off of 100% of Dealer Services to ADP shareholders and is expected to be completed by October of 2014. ADP expects to receive at least $700 million in conjunction with the spin-off. ADP's "As Adjusted" fourth quarter and full year fiscal 2014 results exclude the impact of $15 million of spin-related costs incurred in connection with this transaction. ADP expects to incur additional spin-related expenses of approximately $40 to $50 million in fiscal 2015, which are excluded from the forecast below. Spin-related costs will be reported in discontinued operations upon completion of the spin-off.

Fiscal 2015 Forecast

No change to the current economic environment is assumed in this forecast. Excluded from the comparisons to fiscal 2014 are the results of discontinued operations from the sale of a business in the third quarter of fiscal 2014. Also excluded are one-time expenses incurred in 2014 and anticipated in 2015 in connection with the Dealer Services spin-off. Any future share repurchases from the proceeds ADP will receive from Dealer Services in connection with the spin-off are excluded from the forecast.

Difficult expense and earnings comparisons are anticipated during the first and second quarters of fiscal 2015. Increased investments in innovation which accelerated in the second half of fiscal 2014 that will continue into fiscal 2015, as well as higher selling expenses because of the easier compare with last year's new business bookings, are expected to result in additional expense of about $30 million in each of the first two quarters of fiscal 2015.

Total ADP Fiscal 2015 Forecast

  Revenues – we anticipate 7% to 8% growth.
  Pretax Margins – we anticipate 75 to 100 basis points of pretax margin expansion from the adjusted 18.8% in fiscal 2014.
  Effective Tax Rate – we anticipate an effective tax rate of 34.6% compared with the 33.7% in fiscal 2014.
  Diluted Earnings per Share from Continuing Operations – we anticipate 11% to 13% growth compared to the adjusted $3.14 in fiscal 2014.

Reportable Segments Fiscal 2015 Forecast

  Employer Services – we anticipate revenue growth of 6% to 7% with pretax margin expansion of about 100 basis points.
    Pays per control – up 2.0% to 3.0% for the year.
  PEO Services – we anticipate 13% to 15% revenue growth with pretax margin expansion of up to 50 basis points.
  Employer Services and PEO Services new business bookings – we anticipate about 8% growth compared to over $1.4 billion sold in fiscal 2014.
  Dealer Services – we anticipate revenue growth of 7% to 8%, with pretax margin expansion of about 50 basis points.

Interest on Funds Held for Clients, Interest Income on Corporate Funds Fiscal 2015 Forecast

The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of July 29, 2014. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts anticipate increases in the Fed Funds target rate beginning in the second half of the fiscal year. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of July 29, 2014 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

  Interest on funds held for clients is expected to increase $5 to $15 million, or 1% to 4%. This is based on anticipated growth in average client funds balances of 5% to 7% to $21.8 to $22.2 billion, partially offset by a decrease of up to 10 basis points in the expected average interest yield to 1.7% to 1.8%.
  Short term interest rates are expected to increase approximately 10 basis points in the second half of the fiscal year. As a result, we anticipate an increase of about $5 million in interest expense on our short-term financing related to our ongoing client funds extended investment strategy, partially offset by a slight increase in interest income on corporate funds.
  In combination, the total contribution from the client funds extended investment strategy is expected to increase $5 to $15 million compared with a year ago.

Web Site Schedules

The schedules of quarterly and full year revenues and pretax earnings by reportable segment for fiscal years 2012, 2013, and 2014 are posted to the ADP Investor Relations Web site (http://investors.adp.com) under the Financials section.

An analyst conference call will be held today, Thursday, July 31, 2014 at 8:30 a.m. EDT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to ADP's Investor Relations Web site, http://investors.adp.com, and click on the webcast icon. Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system at least 10 minutes prior to the webcast. A presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations Web site at http://investors.adp.com. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

With more than $12 billion in revenues and 65 years of experience, ADP® (Nasdaq: ADP) serves approximately 637,000 clients in more than 125 countries.  As one of the world's largest providers of business outsourcing and Human Capital Management solutions, ADP offers a wide range of human resource, payroll, talent management, tax and benefits administration solutions from a single source, and helps clients comply with regulatory and legislative changes, such as the Affordable Care Act (ACA).  ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes.  ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world.  For more information about ADP, visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,

	2014	2013	2014	2013
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,398.0	$ 2,215.4	$ 9,575.2	$ 8,906.0
Interest on funds held for clients	95.1	100.5	373.7	420.9
PEO revenues (A)	580.6	486.9	2,257.6	1,960.7
Total revenues	3,073.7	2,802.8	12,206.5	11,287.6

Expenses:
Costs of revenues:
Operating expenses	1,593.2	1,452.3	6,248.6	5,731.5
Systems development & programming costs	186.3	173.9	718.0	654.3
Depreciation & amortization	66.1	63.7	254.8	252.7
Total costs of revenues	1,845.6	1,689.9	7,221.4	6,638.5

Selling, general & administrative expenses	776.5	729.4	2,762.4	2,617.4
Separation Costs	14.9	--	14.9	--
Goodwill Impairment	--	42.7	--	42.7
Interest expense	1.3	1.8	6.1	9.1
Total expenses	2,638.3	2,463.8	10,004.8	9,307.7

Other income, net	(13.9)	(22.0)	(72.9)	(96.2)

Earnings from continuing operations before income taxes	449.3	361.0	2,274.6	2,076.1

Provision for income taxes	160.6	137.0	772.0	718.0

Net earnings from continuing operations	$ 288.7	$ 224.0	$ 1,502.6	$ 1,358.1

Earnings from discontinued operations before income taxes	--	4.1	19.5	75.0

Provision for income taxes	--	1.1	6.2	27.3

Net earnings from discontinued operations	$ --	$ 3.0	$ 13.3	$ 47.7

Net earnings	$ 288.7	$ 227.0	$ 1,515.9	$ 1,405.8

Basic Earnings Per Share from Continuing Operations	$ 0.60	$ 0.46	$ 3.14	$ 2.81
Basic Earnings Per Share from Discontinued Operations	--	0.01	0.03	0.10
Basic Earnings Per Share	$ 0.60	$ 0.47	$ 3.17	$ 2.91

Diluted Earnings Per Share from Continuing Operations	$ 0.60	$ 0.46	$ 3.11	$ 2.79
Diluted Earnings Per Share from Discontinued Operations	--	0.01	0.03	0.10
Diluted Earnings Per Share	$ 0.60	$ 0.47	$ 3.14	$ 2.89

Dividends declared per common share	$ 0.480	$ 0.435	$ 1.875	$ 1.700

Components of other income, net:
Interest income on corporate funds	$ (13.8)	$ (13.2)	$ (56.2)	$ (64.5)
Realized gains on available-for-sale securities	(0.7)	(10.8)	(20.4)	(32.1)
Realized losses on available-for-sale securities	0.7	2.0	3.9	3.5
Gains on sales of buildings	--	--	--	(2.2)
Other, net	(0.1)	--	(0.2)	(0.9)
Total other income, net	$ (13.9)	$ (22.0)	$ (72.9)	$ (96.2)

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $5,707.8 and $4,701.7 for the three months ended June 30, 2014 and 2013, respectively, and $23,192.2 and $19,956.2 for the twelve months ended June 30, 2014 and 2013, respectively.
Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 30, 2014	June 30, 2013
Assets
Cash and cash equivalents/Short-term marketable securities (B) (C)	$ 4,015.8	$ 1,727.1
Other current assets	2,559.6	2,241.9
Assets of discontinued operations	--	16.7
Total current assets before funds held for clients	6,575.4	3,985.7
Funds held for clients	19,258.0	22,228.8
Total current assets	25,833.4	26,214.5

Long-term marketable securities (C)	54.1	314.0
Property, plant and equipment, net	777.4	728.6
Other non-current assets	5,386.8	5,011.0
Total assets	$ 32,051.7	$ 32,268.1

Liabilities and Stockholders' Equity
Obligations under commercial paper borrowings (B)	$ 2,173.0	$ --
Other current liabilities	2,771.6	2,526.4
Obligations under reverse repurchase agreements (C)	--	245.9
Liabilities of discontinued operations	--	4.2
Client funds obligations	18,963.4	21,956.3
Total current liabilities	23,908.0	24,732.8

Long-term debt	11.5	14.7
Other non-current liabilities	1,462.0	1,330.7
Total liabilities	25,381.5	26,078.2

Total stockholders' equity	6,670.2	6,189.9
Total liabilities and stockholders' equity	$ 32,051.7	$ 32,268.1

(B) As of June 30, 2014, $2,015.8 million of short-term marketable securities and $183.8 million of cash and cash equivalents are related to the Company's outstanding commercial paper borrowings.
(C) As of June 30, 2013, $245.2 million of long-term marketable securities and $0.7 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.
Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2014	2013	Change	% Change
Revenues from continuing operations (D)
Employer Services	$ 2,139.1	$ 1,974.5	$ 164.6	8%
PEO Services	584.0	490.1	93.9	19%
Dealer Services	499.4	464.3	35.1	8%
Other (E)	(148.8)	(126.1)	(22.7)	n/m
Total revenues from continuing operations	$ 3,073.7	$ 2,802.8	$ 270.9	10%

Pre-tax earnings from continuing operations (D)
Employer Services	$ 561.8	$ 469.5	$ 92.3	20%
PEO Services	62.4	48.8	13.6	28%
Dealer Services	113.1	95.2	17.9	19%
Other (E)	(288.0)	(252.5)	(35.5)	n/m
Total pre-tax earnings from continuing operations	$ 449.3	$ 361.0	$ 88.3	24%

Adjusted total pre-tax earnings from continuing operations (F)	$ 464.2	$ 403.7	$ 60.5	15%

Pre-tax margin (D)
Employer Services	26.3%	23.8%	2.5%
PEO Services	10.7%	10.0%	0.7%
Dealer Services	22.6%	20.5%	2.1%
Other	n/m	n/m	n/m
Total pre-tax margin	14.6%	12.9%	1.7%

Adjusted total pre-tax margin from continuing operations (F)	15.1%	14.4%	0.7%

	Twelve Months Ended June 30,
	2014	2013	Change	% Change
Revenues from continuing operations (D)
Employer Services	$ 8,535.2	$ 7,924.9	$ 610.3	8%
PEO Services	2,270.9	1,973.2	297.7	15%
Dealer Services	1,951.4	1,820.2	131.2	7%
Other (E)	(551.0)	(430.7)	(120.3)	n/m
Total revenues from continuing operations	$ 12,206.5	$ 11,287.6	$ 918.9	8%

Pre-tax earnings from continuing operations (D)
Employer Services	$ 2,517.8	$ 2,216.8	$ 301.0	14%
PEO Services	234.3	199.7	34.6	17%
Dealer Services	428.1	375.3	52.8	14%
Other (E)	(905.6)	(715.7)	(189.9)	n/m
Total pre-tax earnings from continuing operations	$ 2,274.6	$ 2,076.1	$ 198.5	10%

Adjusted total pre-tax earnings from continuing operations (F)	$ 2,289.5	$ 2,118.8	$ 170.7	8%

Pre-tax margin (D)
Employer Services	29.5%	28.0%	1.5%
PEO Services	10.3%	10.1%	0.2%
Dealer Services	21.9%	20.6%	1.3%
Other	n/m	n/m	n/m
Total pre-tax margin	18.6%	18.4%	0.2%

Adjusted total pre-tax margin from continuing operations (F)	18.8%	18.8%	0.0%

(D) Effective July 1, 2013, the Company no longer allocates a cost of capital charge to its reportable segments and no longer adjusts the operating results of its reportable segments on a constant exchange rate basis. As a result of these changes, all prior-period amounts have been reclassified to conform to the current period presentation.
(E) The three and twelve months ended June 30, 2014 include $14.9 of non tax-deductible costs directly attributable to the Company's proposed separation of its Dealer Services business, and the three and twelve months ended June 30, 2013 include a non tax-deductible goodwill impairment charge of $42.7.
(F) The three and twelve months ended June 30, 2014 have been adjusted to exclude $14.9 of non tax-deductible costs directly attributable to the Company's proposed separation of its Dealer Services business, and the three and twelve months ended June 30, 2013 have been adjusted to exclude a non tax-deductible goodwill impairment charge of $42.7.
n/m - not meaningful

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2014	2013	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 288.7	$ 224.0	$ 64.7	29%
Adjusted net earnings from continuing operations (G)	$ 303.6	$ 266.7	$ 36.9	14%
Net earnings	$ 288.7	$ 227.0	$ 61.7	27%

Basic weighted average shares outstanding	478.5	482.5	(4.0)	(1)%
Basic earnings per share from continuing operations	$ 0.60	$ 0.46	$ 0.14	30%
Adjusted basic earnings per share from continuing operations (G)	$ 0.63	$ 0.55	$ 0.08	15%
Basic earnings per share	$ 0.60	$ 0.47	$ 0.13	28%

Diluted weighted average shares outstanding	482.7	486.7	(4.0)	(1)%
Diluted earnings per share from continuing operations	$ 0.60	$ 0.46	$ 0.14	30%
Adjusted diluted earnings per share from continuing operations (G)	$ 0.63	$ 0.55	$ 0.08	15%
Diluted earnings per share	$ 0.60	$ 0.47	$ 0.13	28%

	Twelve Months Ended June 30,
	2014	2013	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 1,502.6	$ 1,358.1	$ 144.5	11%
Adjusted net earnings from continuing operations (G)	$ 1,517.5	$ 1,400.8	$ 116.7	8%
Net earnings	$ 1,515.9	$ 1,405.8	$ 110.1	8%

Basic weighted average shares outstanding	478.9	482.7	(3.8)	(1)%
Basic earnings per share from continuing operations	$ 3.14	$ 2.81	$ 0.33	12%
Adjusted basic earnings per share from continuing operations (G)	$ 3.17	$ 2.90	$ 0.27	9%
Basic earnings per share	$ 3.17	$ 2.91	$ 0.26	9%

Diluted weighted average shares outstanding	483.1	487.1	(4.0)	(1)%
Diluted earnings per share from continuing operations	$ 3.11	$ 2.79	$ 0.32	11%
Adjusted diluted earnings per share from continuing operations (G)	$ 3.14	$ 2.88	$ 0.26	9%
Diluted earnings per share	$ 3.14	$ 2.89	$ 0.25	9%

(G) The three and twelve months ended June 30, 2014 have been adjusted to exclude $14.9 of non tax-deductible costs directly attributable to the Company's proposed separation of its Dealer Services business and the three and twelve months ended June 30, 2013 have been adjusted to exclude a non tax-deductible goodwill impairment charge of $42.7.

	Three Months Ended June 30,
Key Statistics:	2014	2013
Internal revenue growth:
Employer Services (H)	8%	7%
PEO Services	19%	11%
Dealer Services (H)	7%	9%

Employer Services:
Change in pays per control - U.S.	2.9%	2.8%
Change in client revenue retention percentage - worldwide	0.0 pts	0.8 pts
Employer Services/PEO new business bookings growth - worldwide	5%	14%

PEO Services:
Paid PEO worksite employees at end of period	341,000	290,000
Average paid PEO worksite employees during the period	340,000	286,000

	Twelve Months Ended June 30,
Key Statistics:	2014	2013
Internal revenue growth:
Employer Services (H)	7%	6%
PEO Services	15%	11%
Dealer Services (H)	7%	8%

Employer Services:
Change in pays per control - U.S.	2.8%	2.8%
Change in client revenue retention percentage - worldwide	0.1 pt	0.4 pts
Employer Services/PEO new business bookings growth - worldwide	7%	11%

PEO Services:
Paid PEO worksite employees at end of period	341,000	290,000
Average paid PEO worksite employees during the period	319,000	277,000

(H) Current year segment results reflect actual foreign exchange rates. Prior year segment results were adjusted to reflect actual foreign exchange rates.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended June 30,
	2014	2013	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.8	$ 1.8	$ (0.0)	(2)%
Corporate extended	2.3	2.5	(0.2)	(6)%
Total corporate	4.1	4.3	(0.2)	(4)%
Funds held for clients	21.8	20.4	1.4	7%
Total	$ 25.9	$ 24.7	$ 1.2	5%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	0.9%	0.6%
Corporate extended	1.7%	1.7%
Total corporate	1.4%	1.2%
Funds held for clients	1.7%	2.0%
Total	1.7%	1.8%

Net unrealized gain position at end of period	$ 324.4	$ 287.4

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 2.0	$ 2.1
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.4
	$ 2.3	$ 2.5

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.6%

Interest on funds held for clients	$ 95.1	$ 100.5	$ (5.5)	(5)%
Corporate extended interest income (I)	9.9	10.3	(0.4)	(4)%
Corporate interest expense-short-term financing (I)	(1.0)	(1.3)	0.3	24%
	$ 104.0	$ 109.6	$ (5.6)	(5)%

	Twelve Months Ended June 30,
	2014	2013	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.5	$ 1.4	$ 0.0	3%
Corporate extended	2.6	2.8	(0.2)	(6)%
Total corporate	4.1	4.2	(0.1)	(3)%
Funds held for clients	20.7	19.2	1.6	8%
Total	$ 24.8	$ 23.4	$ 1.4	6%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	0.9%	0.7%
Corporate extended	1.7%	1.9%
Total corporate	1.4%	1.5%
Funds held for clients	1.8%	2.2%
Total	1.7%	2.1%

Net unrealized gain position at end of period	$ 324.4	$ 287.4

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 2.3	$ 2.4
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.4
	$ 2.6	$ 2.8

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.7%

Interest on funds held for clients	$ 373.7	$ 420.9	$ (47.2)	(11)%
Corporate extended interest income (I)	43.2	54.3	(11.1)	(20)%
Corporate interest expense-short-term financing (I)	(4.5)	(6.9)	2.4	35%
	$ 412.4	$ 468.3	$ (55.9)	(12)%

(I) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended June 30,
	2014	2013

Corporate extended interest income	$ 9.9	$ 10.3
All other interest income	3.9	2.9
Total interest income on corporate funds	$ 13.8	$ 13.2

Corporate interest expense - short-term financing	$ 1.0	$ 1.3
All other interest expense	0.4	0.5
Total interest expense	$ 1.3	$ 1.8

	Twelve Months Ended June 30,
	2014	2013

Corporate extended interest income	$ 43.2	$ 54.3
All other interest income	13.0	10.2
	$ 56.2	$ 64.5

Corporate interest expense - short-term financing	$ 4.5	$ 6.9
All other interest expense	1.6	2.2
Total interest expense	$ 6.1	$ 9.1

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following tables reconcile the Company's results for the three and twelve months ended June 30, 2014 to adjusted results that exclude non tax-deductible costs directly attributable to the Company's proposed separation of its Dealer Services business, and for the three and twelve months ended June 30, 2013 to adjusted results that exclude a non tax-deductible goodwill impairment. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings, adjusted provision for income taxes, adjusted EPS, and adjusted pre-tax margin are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, or as a substitute for, earnings, provision for income taxes, EPS, and pre-tax margin, and they may not be comparable to similarly titled measures employed by other companies.

	Three months ended June 30, 2014
	Earnings from continuing operations before income taxes		Provision for income taxes	Effective Tax Rate	Net earnings from continuing operations	Basic EPS from continuing operations	Diluted EPS from continuing operations

As Reported	$ 449.3	(J)	$ 160.6	35.7%	$ 288.7	$ 0.60	$ 0.60

Add Adjustment:
Separation Costs	14.9		--		14.9	0.03	0.03

As Adjusted	$ 464.2	(J)	$ 160.6	34.6%	$ 303.6	$ 0.63	$ 0.63

	Twelve months ended June 30, 2014
	Earnings from continuing operations before income taxes		Provision for income taxes	Effective Tax Rate	Net earnings from continuing operations	Basic EPS from continuing operations	Diluted EPS from continuing operations

As Reported	$ 2,274.6	(K)	$ 772.0	33.9%	$ 1,502.6	$ 3.14	$ 3.11

Add Adjustment:
Separation Costs	14.9		--		14.9	0.03	0.03

As Adjusted	$ 2,289.5	(K)	$ 772.0	33.7%	$ 1,517.5	$ 3.17	$ 3.14

(J) For the three months ended June 30, 2014 the As Reported pre-tax margin was 14.6% and the As Adjusted pre-tax margin was 15.1%.
(K) For the twelve months ended June 30, 2014 the As Reported pre-tax margin was 18.6% and the As Adjusted pre-tax margin was 18.8%.

	Three months ended June 30, 2013
	Earnings from continuing operations before income taxes		Provision for income taxes	Effective Tax Rate	Net earnings from continuing operations	Basic EPS from continuing operations	Diluted EPS from continuing operations

As Reported	$ 361.0	(L)	$ 137.0	38.0%	$ 224.0	$ 0.46	$ 0.46

Add Adjustment:
Goodwill impairment	42.7		--		42.7	0.09	0.09

As Adjusted	$ 403.7	(L)	$ 137.0	33.9%	$ 266.7	$ 0.55	$ 0.55

	Twelve months ended June 30, 2013
	Earnings from continuing operations before income taxes		Provision for income taxes	Effective Tax Rate	Net earnings from continuing operations	Basic EPS from continuing operations	Diluted EPS from continuing operations

As Reported	$ 2,076.1	(M)	$ 718.0	34.6%	$ 1,358.1	$ 2.81	$ 2.79

Add Adjustment:
Goodwill impairment	42.7		--		42.7	0.09	0.09

As Adjusted	$ 2,118.8	(M)	$ 718.0	33.9%	$ 1,400.8	$ 2.90	$ 2.88

(L) For the three months ended June 30, 2013 the As Reported pre-tax margin was 12.9% and the As Adjusted pre-tax margin was 14.4%.
(M) For the twelve months ended June 30, 2013 the As Reported pre-tax margin was 18.4% and the As Adjusted pre-tax margin was 18.8%.

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures.  In addition, the proposed spin-off of the Dealer Services business is subject to inherent risks and uncertainties, including: risks that the spin-off will not be consummated; increased demands on our management team to accomplish the spin-off, significant transaction costs and risks from changes in results of operations of our reportable segments. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 should be considered in evaluating any forward-looking statements contained herein.

CONTACT: Investor Relations Contacts:
         Elena Charles
         973.974.4077
         elena.charles@ADP.com

         Sara Grilliot
         973.974.7834
         sara.grilliot@ADP.com

         Media Contact:
         Michael Schneider
         973.567.1775
         michael.schneider@ADP.com